Exhibit 99.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 16th day of December, 2009, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and  ARTHUR R. BLOCK  (“Employee”).

BACKGROUND

Employee desires to have Employee’s employment relationship with the Company be governed by the terms and conditions of this Agreement, which include material benefits favorable to Employee.  In return for such favorable benefits, Employee is agreeing to the terms and conditions contained in this Agreement, which include material obligations on Employee.

AGREEMENT

Intending to be legally bound, the Company and Employee agree as follows:

1.           Position and Duties.

(a)           Employee shall serve and the Company shall employ Employee in the position set forth on Schedule 1, provided that the position and duties of Employee from time to time hereunder will be those assigned by the Company commensurate with Employee’s education, skills and experience.

(b)           Employee shall work full-time and devote Employee’s reasonable best efforts to the business of the Company in a manner that will further the interests of the Company.  Without the prior written consent of the Company, Employee shall not, directly or indirectly, work for or on behalf of any person or business, other than the Company.  Nothing herein shall restrict Employee from engaging in non-compensatory civic and charitable activities with the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(c)           Employee shall comply with all policies of the Company applicable to Employee, including the Employee Handbook and the Code of Ethics and Business Conduct.

2.           Term.  The term of this Agreement (the “Term”) shall be from the date first-above written (the “Commencement Date”) through the first to occur of: (a) the date Employee’s employment is terminated in accordance with Paragraph 6; or (b) December 31, 2014 (the date specified in subparagraph (b) is referred to as “Regular End Date”).  Notwithstanding the end of the Term, the Company’s obligation to make any payments expressly set forth herein to be made after the Term, and Employee’s covenants contained in Paragraphs 8, 9 and 10, shall be enforceable after the end of the Term.

3.           Compensation.

(a)           Base Salary.  Employee’s base salary (“Base Salary”) from the Commencement Date through February 28, 2011 shall be at the annual rate set forth on Schedule 1, and shall not thereafter be reduced other than as part of a salary reduction program effected by the Company during the Term, on a basis consistent with that applicable to other employees at Employee’s level.  Employee shall thereafter be entitled to participate in any salary increase program offered by the Company during the Term, on a basis consistent with that applicable to other employees at Employee’s level, taking into account Employee’s position, duties and performance.  Base Salary, less normal deductions, shall be paid to Employee in accordance with the Company’s payroll practices in effect from time to time.

(b)           Stock Option/Restricted Stock Grants.

(i)           As soon as practicable after the Commencement Date, Employee shall receive a grant of:

(A)           A non-qualified stock option under the Company’s Stock Option Plan to purchase the number of shares of the Company’s Class A Common Stock set forth on Schedule 1.  The exercise price of such option shall be the closing price of the Class A Common Stock on the date of grant.  Such option shall have a term of ten (10) years and shall vest as set forth on Schedule 1.

(B)           Restricted stock units under the Company’s Restricted Stock Plan for the number of shares of the Company’s Class A Common Stock set forth on Schedule 1.  Such units shall vest as set forth on Schedule 1.

(ii)           Continuing in 2010, Employee shall be entitled to participate in any annual (or other) broad-based grant programs under the Company’s Restricted Stock Plan and/or Stock Option Plan (or any successor equity-based compensation plan or plans) on a basis consistent with that applicable to other employees at Employee’s level, taking into account Employee’s position, duties and performance.

(c)           Cash Bonuses.

(i)           Employee shall be entitled to participate in the Company’s Cash Bonus Plan through each of December 31, 2009 and December 31, 2010 with respect to the same percentage of eligible earnings target bonus potential as applicable for 2009.  Employee’s participation in such Plan will be pursuant to the terms and conditions thereof.  The performance standards applicable to such cash bonus will be consistent with those applicable to other employees at Employee’s level, taking into account Employee’s position and duties.

(ii)           Employee shall be entitled to continued participation in the Company’s Cash Bonus Plan (or any successor performance-based cash incentive compensation plan) with respect to each subsequent calendar year (or portion thereof) in the Term on a basis consistent with that applicable to other employees at Employee’s level, taking into account Employee’s position, duties and performance, provided that in no event will the aggregate target bonus thereunder be less than the percentage of eligible earnings as applicable for 2009.

4.           Other Benefits.

(i)           Employee shall be entitled to participate in the Company’s health and welfare and other employee benefit plans and programs (including group insurance programs, vacation benefits and applicable directors and officers liability insurance and indemnification and advancement of expenses provisions relating to claims made by third parties against Employee in Employee’s role as a director, officer or employee) (“Other Benefit Plans”), on terms (including cost) as are consistent with those made available to other employees at Employee’s level, taking into account Employee’s position and duties, in accordance with the terms of such plans and programs.  Nothing in this Agreement shall limit the Company’s right to modify or discontinue any Other Benefit Plans at any time, provided no such action may adversely affect any vested rights of Employee thereunder.  The provisions of this subparagraph (i) shall not apply to compensation and benefit plans and programs specifically addressed in this Agreement, in which case the applicable terms of this Agreement shall control.

(ii)           Notwithstanding the terms hereof or of any employee benefit plan, policy or grant document, Employee agrees to be subject to the provisions of the Company’s Recoupment Policy as in effect from time to time and any decision of the Board of Directors thereunder requiring repayment of any amounts by Employee or cancellation of any of Employee’s unvested restricted stock units.

5.           Business Expenses.  The Company shall pay or reimburse Employee for reasonable travel, lodging, meals, entertainment and other reasonable expenses incurred by Employee in connection with the performance of Employee’s duties hereunder, upon receipt of vouchers therefor submitted to the Company on a timely basis and in accordance with the Company’s policies and practices in effect from time to time.

6.           Termination.  Employee’s employment, and the Company's obligations under this Agreement (excluding any obligations the Company may have under Paragraph 7, any other obligations expressly set forth herein as surviving termination of employment, and any obligations with respect to any vested rights of Employee under any benefit plans or programs), shall or may be terminated, in the circumstances set forth below.

(a)           Death.  Employee's employment shall terminate automatically in the event of Employee’s death.

(b)           Disability.  The Company may terminate Employee’s employment in accordance with the provisions of applicable law, in the event Employee becomes substantially unable to perform Employee’s duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause (“Disability”) for a period of twelve (12) consecutive months or for a cumulative period of fifty-two (52) weeks in any two (2) calendar year period.

(c)           Termination With Cause by the Company or Termination by Employee Without Good Reason.

(i)           The Company may terminate Employee’s employment upon written notice following its determination that Employee has committed any of the following acts (“Termination With Cause”):  conviction of a felony or a crime involving moral turpitude; fraud; embezzlement or other misappropriation of funds with respect to the Company; material misrepresentation with respect to the Company; substantial failure to perform duties; gross negligence or misconduct in the performance of duties; material violation of the Employee Handbook, the Code of Ethics and Business Conduct or any other written Company policy; or material breach of this Agreement (which, as to the last two items, if capable of being cured (as determined by the Company), shall remain uncured following ten (10) business days after written notice thereof).

(ii)           Employee may terminate Employee’s employment at any time upon twenty (20) business days prior written notice without Good Reason (as such item is defined in subparagraph (d)(ii) below) (“Termination Without Good Reason”).

(d)           Termination Without Cause by the Company or Termination by Employee With Good Reason.

(i)           The Company may terminate Employee’s employment at any time for any reason (or for no reason) upon ten (10) business days prior written notice (“Termination Without Cause”).

(ii)           Employee may terminate Employee’s employment as a result of any of the following acts of the Company (“Termination With Good Reason”) upon ten (10) business days prior written notice, provided Employee has provided Company such written notice within sixty (60) days of the occurrence thereof:  a substantial demotion in Employee’s position; or material breach of any material provision of this Agreement (which, as to either such item, if capable of being cured (as determined by the Company), shall remain uncured following twenty (20) business days after written notice thereof) (“Good Reason”).

7.           Payments and Other Entitlements As a Result of Termination.  Employee’s sole entitlements as a result of a termination under Paragraph 6 shall be as set forth below.

(a)           Death or Disability.  Following termination due to death or Disability, Employee (or Employee’s estate, as applicable) shall be entitled to payment of Employee’s then-current Base Salary through the date of termination, amounts accrued or payable under any Other Benefit Plans (payable at such times as provided therein), any accrued but unused vacation time, any amounts payable for any unreimbursed business expenses, any amount that otherwise would have been payable in the current year on account of the prior year’s Cash Bonus Plan grant, and an amount on account of the current year’s Cash Bonus Plan grant (pro-rated through the date of termination, and assuming achievement of performance targets at 100%) (in the case of each of the last two amounts, payable at such time as otherwise applicable absent such death or Disability).  Except as otherwise provided herein, any amounts payable to Employee (or Employee’s estate, as applicable) pursuant to this subparagraph (a) shall be paid no later than the 90th day following the date of termination.

(b)           Termination With Cause or Termination Without Good Reason.  If Employee’s employment terminates as a result of a Termination With Cause or Termination Without Good Reason, then subject to the provisions of subparagraph 8(c), Employee shall be entitled only to payment of Employee’s then-current Base Salary through the date of termination (payable in accordance with the Company’s regular payroll practices), amounts accrued or payable under any Other Benefit Plans (payable at such times as provided therein), any accrued but unused vacation time, any amounts payable for any unreimbursed business expenses, and any amount that otherwise would have been payable in the current year on account of the prior year’s Cash Bonus Plan grant (payable at such time as otherwise applicable absent such termination).  Except as otherwise provided herein, any amounts payable to Employee pursuant to this subparagraph (b) shall be paid no later than the 90th day following the date of termination.

(c)           Termination Without Cause or Termination With Good Reason.  If Employee’s employment is terminated as a result of a Termination Without Cause or Termination With Good Reason, and subject to Employee’s entering into an agreement containing a release by Employee of the Company with respect to all matters relating to Employee’s employment and the termination thereof (other than rights under this Agreement which by their express terms continue following termination of employment) within thirty (30) days following the date of termination, in a form and containing terms as the Company customarily requires of terminated employees receiving salary continuation payments:

(i)           Provided Employee is alive at the time of payment or receipt of benefits, Employee shall be entitled to: (A) receive Employee’s then-current Base Salary in accordance with the Company’s regular payroll practices; and (B) participate in the Company’s health and welfare benefit plans and programs at the same cost to Employee as is applicable to active employees; in each case for the period of time set forth on Schedule 1 following the date of termination.  Employee’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”) shall run concurrently with Employee’s participation during such period of time.  To the extent the provision of health and welfare benefits to Employee pursuant to subparagraph (B) constitutes a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code (the “Code”), and its implementing regulations and guidance, the provision of such benefits shall be subject to the terms and conditions of subparagraph 13(a).

(ii)           Employee shall also receive payment of Employee’s then-current Base Salary through the date of termination (payable in accordance with the Company’s regular payroll practices), amounts accrued or payable under any Other Benefit Plans (payable at such times as provided therein), any accrued but unused vacation time, any amounts payable for any unreimbursed business expenses, and any amount that otherwise would have been payable in the current year on account of the prior year’s Cash Bonus Plan grant (payable at such time as otherwise applicable absent such termination).  Except as otherwise provided herein, any amounts payable to Employee pursuant to this subparagraph (ii) shall be paid no later than the 90th day following the date of termination.

(iii)           Employee shall have no obligation to seek to obtain employment during the period in which Employee receives salary continuation payments under subparagraph (i) above.  Any income received from any subsequent employer shall not reduce such salary continuation payments.  However, Employee shall provide the Company with notice of any such subsequent employment and the Company's obligation to continue health and welfare benefits shall cease upon Employee's eligibility for health and welfare benefits from any subsequent employer.

(iv)           Provided Employee is alive at the time of payment, Employee shall be entitled to receive payment on account of: (A) the current year’s Cash Bonus Plan grant; and (B) the following year’s Cash Bonus Plan grant (pro-rated for the period of time in the following year based on the number of months equal to twelve (12) minus the number of full months in the current year following the date of termination); in each case, assuming achievement of performance targets at 100% (payable at such times as otherwise applicable absent such termination).

(v)           Provided Employee is alive at the time of vesting, Employee shall have the right to continued vesting of Stock Option Plan and Restricted Stock Plan grants through the period of time set forth on Schedule 1, as if there had been no termination of employment (subject to the achievement of any performance conditions in Restricted Stock Plan grants).  Provided Employee is alive at the time of exercise, Employee shall have the right to exercise any vested Stock Option Plan grants through the period of time set forth on Schedule 1.

8.                      Non-Solicitation; Non-Competition; Confidentiality.  Employee acknowledges and agrees that (x) Employee’s skills, experience, knowledge and reputation are of special, unique and extraordinary value to the Company, (y) Employee is and will continue to be privy to confidential and proprietary information, processes and expertise that will be used by the Company, the confidentiality of which has significant value to the Company and its future success, and (z) certain restrictions on Employee’s activities as set forth below are necessary to protect the value of the goodwill and other tangible and intangible assets of the Company.  Based upon the foregoing, Employee agrees as follows:

(a)           While employed by the Company (whether during the Term or thereafter), and for a period of one year after termination of Employee’s employment for any reason (whether during the Term or thereafter), Employee shall not, directly or indirectly: (i) hire any employee of the Company (other than as a result of a general solicitation); or (ii) solicit, induce, encourage or attempt to influence any employee, customer, consultant, independent contractor, service provider or supplier of the Company to cease to do business or terminate the employment or other relationship with the Company.

(b)           (i)  WHILE EMPLOYED BY THE COMPANY (WHETHER DURING THE TERM OR THEREAFTER), AND FOR A PERIOD OF ONE YEAR AFTER TERMINATION OF EMPLOYEE’S EMPLOYMENT PRIOR TO THE REGULAR END DATE BY EMPLOYEE (OTHER THAN AS A RESULT OF A TERMINATION WITH GOOD REASON) OR BY THE COMPANY AS A RESULT OF A TERMINATION WITH CAUSE, EMPLOYEE SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE OR BE FINANCIALLY INTERESTED IN (AS AN AGENT, CONSULTANT, DIRECTOR, EMPLOYEE, INDEPENDENT CONTRACTOR, OFFICER, OWNER, PARTNER, MEMBER, PRINCIPAL OR OTHERWISE), ANY ACTIVITIES FOR A COMPETITIVE BUSINESS.  A COMPETITIVE BUSINESS MEANS A BUSINESS (WHETHER CONDUCTED BY AN ENTITY OR INDIVIDUAL, INCLUDING EMPLOYEE IN SELF-EMPLOYMENT) THAT IS ENGAGED IN COMPETITION, DIRECTLY OR INDIRECTLY THROUGH ANY ENTITY CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH SUCH BUSINESS, WITH ANY OF THE BUSINESS ACTIVITIES CARRIED ON BY THE COMPANY OR BEING PLANNED BY THE COMPANY WITH EMPLOYEE’S PARTICIPATION.

(ii)           TO APPROPRIATELY TAKE ACCOUNT OF THE HIGHLY COMPETITIVE ENVIRONMENT OF THE COMPANY’S BUSINESSES, THE PARTIES AGREE THAT ANY BUSINESS ENGAGED IN ANY OF THE ACTIVITIES SET FORTH ON SCHEDULE 2 SHALL BE DEEMED TO BE A COMPETITIVE BUSINESS UNDER SUBPARAGRAPH (i) ABOVE.

(iii)           THIS RESTRICTION SHALL APPLY IN ANY GEOGRAPHIC AREA OF THE UNITED STATES IN WHICH THE COMPANY CARRIES OUT BUSINESS ACTIVITIES.  EMPLOYEE AGREES THAT NOT SPECIFYING A MORE LIMITED GEOGRAPHIC AREA IS REASONABLE IN LIGHT OF THE BROAD GEOGRAPHIC SCOPE OF THE ACTIVITIES CARRIED OUT BY THE COMPANY IN THE UNITED STATES.

(iv)           For purposes of clarification of their intent, the parties agree that subparagraph (i) above restricts Employee from working on the account, or otherwise for the benefit, of a Competitive Business as a result of Employee’s working as an employee, consultant or in any other capacity for a company or other entity that provides consulting, advisory, lobbying or similar services to other businesses.

(v)           Nothing herein shall prevent Employee from owning for investment up to one percent (1%) of any class of equity security of an entity whose securities are traded on a national securities exchange or market. Further, nothing herein shall prevent Employee from engaging in the practice of law.

(c)           IF EMPLOYEE TERMINATES EMPLOYMENT (OTHER THAN AS A RESULT OF A TERMINATION WITH GOOD REASON) AT ANY TIME FOLLOWING THE REGULAR END DATE, THEN PROVIDED THE COMPANY SO ELECTS BY WRITTEN NOTICE TO EMPLOYEE GIVEN WITHIN TEN (10) BUSINESS DAYS OF SUCH TERMINATION:  (i) THE PROVISIONS OF SUBPARAGRAPH (b) ABOVE  SHALL APPLY

TO EMPLOYEE FOR A ONE-YEAR PERIOD FOLLOWING SUCH TERMINATION; AND (ii) THE COMPANY SHALL PROVIDE TO EMPLOYEE, FOR A ONE-YEAR PERIOD FOLLOWING SUCH TERMINATION, THE PAYMENTS AND BENEFITS DESCRIBED IN SUBPARAGRAPHS 7(c)(i) AND 7(c)(iv) ON THE TERMS SET FORTH THEREIN, AS IF THERE HAD BEEN NO TERMINATION.

(d)           During the Term and at all times thereafter, Employee shall not, directly or indirectly, use for Employee’s personal benefit, or disclose to or use for the direct or indirect benefit of anyone other than the Company (except as may be required within the scope of Employee’s duties hereunder), any secret or confidential information, knowledge or data of the Company or any of its affiliates, employees, officers, directors or agents (“Confidential Information”).  Confidential Information includes, but is not limited to: the terms and conditions of this Agreement; sales, marketing and other business methods; policies, plans, procedures, strategies and techniques; research and development projects and results; software and firmware; trade secrets, know-how, processes and other intellectual property; information on or relating to past, present or prospective employees or suppliers; and information on or relating to past, present or prospective customers, including customer lists.  Notwithstanding the foregoing, Confidential Information does not include information that: (i) is generally available to the public; (ii) is available to Employee on a nonconfidential basis from a source other than the Company, provided such source is not and was not bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting such information to Employee by a contractual, legal or fiduciary obligation; or (iii) has been independently developed by Employee, as evidenced by written records.  Employee agrees that Confidential Information is the exclusive property of the Company, and agrees that, immediately upon Employee’s termination of employment for any reason (including after the Term), Employee shall deliver to the Company all correspondence, documents, books, records, lists and other materials containing Confidential Information that are within Employee’s possession or control, regardless of the medium in which such materials are maintained.  Employee shall retain no copies thereof in any medium.  Without limiting the generality of the foregoing, Employee agrees neither to prepare, participate in or assist in the preparation of any article, book, speech or other writing or communication relating to the past, present or future business, operations, personnel or prospects of the Company or its affiliates, nor to encourage or assist others to do any of the foregoing, without the prior written consent of the Company (which may be withheld in the Company’s sole discretion).  Nothing herein shall prevent Employee from:  (A) complying with a valid subpoena or other legal requirement for disclosure of Confidential Information, provided that Employee shall use good faith efforts to notify the Company promptly and in advance of disclosure if Employee believes Employee is under a legal requirement to disclose Confidential Information otherwise protected from disclosure under this subparagraph; or (B) disclosing the terms and conditions of this Agreement to Employee’s spouse or tax, accounting or legal advisors, or as necessary to enforce this Agreement.

(e)           Employee acknowledges that the restrictions contained in this Paragraph 8, in light of the nature of the businesses in which the Company is engaged and Employee’s position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of these restrictions would result in irreparable injury to the

Company.  Employee therefore agrees that, in the event of Employee’s violation or threatened violation of any of these restrictions:  (i) the Company shall have the right to suspend or terminate any unaccrued payment obligations to Employee hereunder and/or Employee’s unaccrued rights under any benefit plans and programs hereunder or thereunder (including in each case any arising following termination of employment); and (ii) the Company shall be entitled to seek from any court of competent jurisdiction: (A) preliminary and permanent injunctive relief against Employee; (B) damages from Employee (including the Company’s reasonable legal fees and other costs and expenses); and (C) an equitable accounting of all compensation, commissions, earnings, profits and other benefits to Employee arising from such violation; all of which rights shall be cumulative and in addition to any other rights and remedies to which the Company may be entitled as set forth herein or as a matter of law.

(f)           Employee agrees that if any portion of the restrictions contained in this Paragraph 8, or the application thereof, is construed to be invalid or unenforceable, the remainder of such restrictions or the application thereof shall not be affected and the remaining restrictions shall have full force and effect without regard to the invalid or unenforceable portions.  If any restriction is held to be unenforceable because of the area covered, the duration thereof or the scope thereof, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the restriction shall then be enforceable in its reduced form.

(g)           If Employee violates any such restrictions, the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by Employee) shall not count toward or be included in any applicable restrictive period.

(h)           Employee agrees that prior to accepting employment with any other person or entity at any time during the one-year period following termination of employment referred to in subparagraph (b)(i) or (c)(i) above, Employee will provide the prospective employer with written notice of the provisions of this Paragraph 8, with a copy of such notice provided simultaneously to the Company.

9.           Non-Derogatory Statements.  While employed by the Company (whether during the Term of thereafter), and for a period of five (5) years thereafter, Employee shall not, in any communication with any person or entity, including any actual or potential employer, customer, consultant, independent contractor, investor, lender, service provider or supplier of the Company, or any third party media outlet, make any significant derogatory or disparaging statements – orally, written or otherwise – against the Company or any of its directors, officers, agents, employees, contractors or affiliates (or any of their respective directors, officers, agents, employees, contractors or affiliates).  The foregoing shall not be deemed to restrict Employee’s obligations to testify truthfully in any proceeding or cooperate in any governmental investigation.

10.           Company Property.  Employee agrees that the Company owns, and is entitled to receive all of the results and proceeds of, items produced or created by Employee (including, without limitation, inventions, patents, copyrights, trademarks, literary material and any other intellectual property), alone or in collaboration with others, that:  (i) relate to the Company’s businesses, if produced or created during the period of Employee’s employment by the Company (whether during the Term or thereafter and whether during or outside working hours); or (ii) are produced or created during working hours or using the Company’s information, assets, technology or facilities (referred  to collectively as the “Work”).  Employee shall disclose and furnish to the Company, promptly following the Company’s request or immediately upon Employee’s termination of employment, any and all Work.  Employee expressly acknowledges and agrees that the Work is specially ordered by the Company and shall be “works made-for-hire” under the United States copyright laws.  In the event that a court of competent jurisdiction determines that any part of the Work is not made-for-hire, then Employee hereby irrevocably transfers and shall be deemed to have assigned all rights, title and interests in and to the Work to the Company, on an exclusive basis, including any and all copyrights, trademarks, trade secrets, patents or other proprietary rights, under the laws of the United States or of any other jurisdiction or country, in perpetuity.  Employee shall, at the request of the Company, execute such documents as the Company may from time to time reasonably deem necessary or desirable to evidence, establish, maintain, protect, enforce and defend its title in and right to any such Work.  In the event Employee fails or is unable to execute any such documents, Employee hereby appoints the Company as Employee’s attorney-in-fact with the full right, power and authority to execute and deliver the same, with full power of substitution and delegation, which appointment shall be deemed a power coupled with an interest and shall be irrevocable under any and all circumstances.

11.           Representations.

(a)           Employee represents that:

(i)           Employee has had the opportunity to retain and consult with legal counsel and tax advisors of Employee’s choice regarding the terms of this Agreement.

(ii)           Subject to equitable principles, this Agreement is enforceable against Employee in accordance with its terms.

(iii)           This Agreement, and the performance of Employee’s obligations hereunder, do not conflict with, violate or give rise to any rights of third parties under, any agreement, benefit plan or program, order, decree or judgment to which Employee is a party or by which Employee is bound.

(b)           The Company represents that:

(i)           Subject to equitable principles, this Agreement is enforceable against the Company in accordance with its terms.

(ii)           This Agreement, and the performance of the Company’s obligations hereunder, do not conflict with, violate or give rise to any rights to third parties under, any agreement, order, decree or judgment to which the Company is a party or by which it is bound.

12.           Withholding.  All compensation under this Agreement is subject to applicable tax withholding requirements and other deductions required by law.

13.           Section 409A.

(a)           Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided to Employee does not constitute a “deferral of compensation” within the meaning of Section 409A of the Code, and its implementing regulations and guidance, (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee in any other calendar year, (ii) the reimbursements for expenses for which Employee is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (iii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(b)           For purposes of the application of Treas.Reg.§1.409A-1(b)(4) (or any successor provision), each payment in a series of payments provided to Employee pursuant to this Agreement will be deemed a separate payment.

(c)           Notwithstanding any other provision of this Agreement to the contrary, any payment or benefit described in Paragraph 7 that represents a “deferral of compensation” within the meaning of Section 409A of the Code shall only be paid or provided to Employee upon his “separation from service” within the meaning of Treas.Reg.§1.409A-1(h) (or any successor regulation).  To the extent compliance with the requirements of Treas.Reg.§1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Code to payments due to Employee upon or following his “separation from service,” then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), any such payments that are otherwise due within six months following Employee’s “separation from service” will be deferred (without interest) and paid to Employee in a lump sum immediately following that six month period.  In the event Employee dies during that six month period, the amounts deferred on account of Treas.Reg.§1409A-3(i)(2) (or any successor provision) shall be paid to the personal representatives of the Employee’s estate within sixty (60) days following Employee’s death.  This provision shall not be construed as preventing payments pursuant to Paragraph 7 equal to an amount up to two (2) times the lesser of (i) Employee’s annualized compensation for the year prior to his “separation from service” and (ii) the maximum amount that may be taken into account under a qualified plan pursuant to section 401(a)(17) of the Code, being paid to Employee in the first six months following his “separation from service.”

(d)           Anything to the contrary herein notwithstanding, all benefits or payments provided by the Company to Employee that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 401A of the Code are intended to comply with Section 409A of the Code.  Notwithstanding anything in this Agreement to the contrary, distributions may only be made under this Agreement upon an event and in a manner permitted by

Section 409A of the Code or an applicable exemption.

14.           Successors.

(a)           If the Company merges into, or transfers all or substantially all of its assets to, or as part of a reorganization, restructuring or other transaction becomes a subsidiary of, another entity, such other entity shall be deemed to be the successor to the Company hereunder, and the term “Company” as used herein shall mean such other entity as is appropriate, and this Agreement shall continue in full force and effect.

(b)           If the Company transfers part of its assets to another entity owned by the shareholders of the Company (or any substantial portion of them), or distributes stock or other interests in a subsidiary or affiliate of the Company to the shareholders of the Company (or any substantial portion of them), and Employee works for the portion of the Company or the entity so transferred, then such other entity shall be deemed the successor to the Company hereunder, the term “Company” as used herein shall mean such other entity, and this Agreement shall continue in full force and effect.

15.           WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EMPLOYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER THEY OR THEIR HEIRS, EXECUTORS, ADMINISTRATORS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR RELATING TO THIS AGREEMENT.   BY WAIVING THE RIGHT TO A JURY TRIAL, NEITHER PARTY IS WAIVING A RIGHT TO SUE THE OTHER; RATHER, THE PARTIES ARE SIMPLY WAIVING THE RIGHT TO HAVE A JURY DECIDE THE CASE.

16.           LIMITATION ON DAMAGES.  EMPLOYEE AGREES THAT, UNLESS PROHIBITED BY APPLICABLE LAW, AND EXCEPT AS EXPRESSLY AVAILABLE IN AN APPLICABLE FEDERAL, STATE OR LOCAL STATUTE OR ORDINANCE, EMPLOYEE’S REMEDY FOR BREACH OF THIS AGREEMENT OR ANY OTHER CLAIM OR CAUSE OF ACTION ARISING OUT OF EMPLOYEE’S EMPLOYMENT SHALL BE LIMITED TO ACTUAL ECONOMIC DAMAGES, AND EMPLOYEE SHALL NOT BE PERMITTED TO MAKE ANY CLAIM FOR OR RECOVER (a) PUNITIVE, EXEMPLARY, COMPENSATORY (OTHER THAN BASED ON ACTUAL ECONOMIC LOSS), EMOTIONAL DISTRESS, OR SPECIAL DAMAGES OR (b) ATTORNEYS’ FEES.

17.           Jurisdiction.  Litigation concerning this Agreement, if initiated by or on behalf of Employee, shall be brought only in a state court in Philadelphia County, Pennsylvania or federal court in the Eastern District of Pennsylvania, or, if initiated by the Company, in either such jurisdiction or in a jurisdiction in which Employee then resides or works.  Employee consents to jurisdiction in any such jurisdiction, regardless of the location of Employee’s residence or place of business.  Employee and the Company irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which Employee or the Company may now or hereafter have to the bringing of any action or proceeding in any such jurisdiction.  Employee and the Company acknowledge and agree that any service of legal process by mail constitutes proper legal service of process under applicable law in any such action or proceeding.  In any such litigation, the prevailing party shall be entitled to reimbursement from the other party for all costs of defending or maintaining such action, including reasonable attorneys’ fees.

18.           Governing Law.  This Agreement shall be interpreted and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania, without regard to any choice-of-law doctrines.

19.           Notices.  All notices referred to in this Agreement shall be given in writing and shall be effective:  (a) if given by fax, when transmitted to the number below (with an appropriate confirmation received); or (b) if given by registered or certified mail, when received at the address below (with an appropriate receipt received):

if to the Company:

c/o Comcast Corporation
One Comcast Center
Philadelphia, PA  19103
Attention:  General Counsel
Fax: (215) 286-7794; and

if to Employee:

Employee’s address and fax number (if any) as indicated in the Company’s records.

20.           Entire Agreement.  This Agreement (including Schedules 1 and 2 hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces in its entirety the Employment Agreement dated as of January 1, 2006 between the parties, provided that any accrued rights and obligations of the parties thereunder as of the date hereof shall be unaffected by the execution of this Agreement.  In the event of any conflict between the terms of this Agreement and the terms of any plans or policies of the Company (including the Employee Handbook), the terms of this Agreement shall control.

21.           Invalidity or Unenforceability.  If any term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or enforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

22.           Amendments and Waivers.  No amendment or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

23.           Binding Effect; No Assignment.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, except that (other than to effect the provisions of Paragraph 14) it may not be assigned by either party without the other party’s written consent.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first-above written.

COMCAST CORPORATION

By:	/s/ David L. Cohen

EMPLOYEE:

/s/ Arthur R. Block
Arthur R. Block

SCHEDULE 1 TO EMPLOYMENT AGREEMENT WITH ARTHUR R. BLOCK

1.	Position: Senior Vice President, General Counsel and Secretary.

2.	Base Salary: $900,000.

3.
Stock Option Amount and Vesting Schedule:  shares under an option having a Black-Scholes value of approximately $692,163; vesting:  30% on the second anniversary of the date of grant, 15% on each of the third to fifth anniversaries of the date of grant, 5% on each of the sixth to the ninth anniversaries of the date of grant, and 5% on the nine year and six month anniversary of the date of grant.

4.
Restricted Stock Amount and Vesting Schedule:  units for shares having a market value of approximately $1,692,163; vesting:  15% on each of January 18, 2011, January 18, 2012, January 18, 2013 and January 18, 2014, and 40% on January 18, 2015.

5.	Base Salary and Health and Welfare Benefits Continuation Period following Termination Without Cause or Termination With Good Reason: Twenty-four (24) months.

6.
Restricted Stock and Stock Option Plan Grants Continued Vesting Period following Termination Without Cause or Termination With Good Reason:  Twelve (12) months.  Stock Option Plan Grants Continued Exercisability Period following Termination Without Cause or Termination With Good Reason:  the lesser of fifteen (15) months or the end of the stock option’s term.

  SCHEDULE 2

COMPETITIVE BUSINESS ACTIVITIES

A.
The distribution of video programming to consumer or commercial customers or users, whether by analog or digital technology, to any type of end-user equipment (television, computer, phone, personal digital assistant or other), and by any distribution method (including coaxial cable, fiber optic cable, digital subscriber line, power line, satellite, wireless and Internet) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive video programming distribution as of the date hereof:  Amazon.com, Inc.; Apple Inc.; AT&T Inc.; Bright House Networks; Cablevision Systems Corp.; Charter Communications, Inc.; Cox Communications, Inc.; DirecTV, Inc.; DISH Network Corporation; EchoStar Holding Corporation; Everest; Facebook, Inc.; Flixster, Inc; Google, Inc. (including YouTube); Joost Operations S.A.; Knology Holdings, Inc.; Microsoft Corporation (including Xbox); N-F NewSite, LLC d/b/a hulu.com; Qwest Communications International, Inc.; RCN Corporation; Roku, Inc.; Time Warner Cable, Inc.; TiVo Inc.; Verizon Communications, Inc.; VUDU, Inc.; and Wide Open West.

B.
The provision of Internet access or portal service (including related applications and services) to consumer or commercial customers or users, whether by analog or digital technology, to any type of end-user equipment (television, computer, phone, personal digital assistant or other), and by any distribution method (including dial-up, coaxial cable, fiber optic cable, digital subscriber line, power line, satellite and wireless) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive high-speed Internet access and/or portal service as of the date hereof:  AT&T Inc.; Bright House Networks; Cablevision Systems Corp.; Charter Communications Inc.; Clearwire Corporation; Cox Communications, Inc.; DirecTV, Inc.; DISH Network Corporation; EchoStar Holding Corporation; Google, Inc.; Knology Holdings, Inc.; Microsoft Corporation (including MSN); Qwest Communications International, Inc.; RCN Corporation; Sprint Nextel Corporation; Time Warner Cable, Inc.; Time Warner Inc. (including AOL); Verizon Communications, Inc.; and Yahoo, Inc.

C.
The provision of voice and/or data service to consumer or commercial customers or users, whether by analog or digital technology, by any distribution method (including coaxial cable, fiber optic cable, digital subscriber line, power line, satellite, wireless and Internet) or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in competitive voice and/or data service as of the date hereof:  AT&T Inc.; Bright House Networks; Cablevision Systems Corp.; Charter Communications, Inc.; Clearwire Corporation; Cox Communications, Inc.; DirecTV, Inc.; DISH Network Corporation; EchoStar Holding Corporation; Embarq Corporation;

Google, Inc.; Knology Holdings, Inc.; Qwest Communications International, Inc.; RCN Corporation; Sprint Nextel Corporation; Skype Limited; Time Warner Cable, Inc.; Vonage Holdings Corp.; Verizon Communications, Inc.; and Wide Open West.

D.
The provision of wireless communications services to consumer or commercial customers or users, whether by analog or digital technology, to any type of end-user equipment (television, computer, phone, personal digital assistant or other) and by any technology or protocol (IP or other).  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successor and assigns, are among those engaged in the provision of competitive wireless service as of the date hereof:  AT&T Inc.; Boingo Wireless, Inc.; Bright House Networks; Clearwire Corporation; Leap Wireless International, Inc.; MediaFLO USA, Inc.; MetroPCS Communications, Inc.; Sprint Nextel Corporation; T-Mobile USA, Inc.; and Verizon Communications, Inc.

E.
The (i) creation, (ii) production or (iii) sale, license or other provision, of audio and/or video program content, whether for use by program content providers, broadcast, satellite or other program networks, distributors of program content, or providers of high-speed Internet portal or other Internet-based services or websites.  Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in the competitive creation, production or provision of audio and/or video program content as of the date hereof:  A&E Television Networks; Cablevision Systems Corp. (including Rainbow); CBS Corporation; Cox Communications, Inc.; Discovery Communications, Inc.; Epix Joint Venture; EW Scripps Co.; General Electric Co. (including NBC-Universal); Google, Inc. (including YouTube); IAC/InterActive Corp; Liberty Media Corp.; Metro-Goldwyn-Mayer Inc.; News Corp. (including Fox and MySpace); Sony Corporation of America; The Walt Disney Company, Inc. (including ABC); Time Warner Inc. (including AOL, Turner and Warner Bros.); and Viacom Inc. (including Dreamworks and Paramount).

F.
The provision of Internet-based products or services to consumer or commercial users. Employee agrees that the following companies (or their parents, subsidiaries or controlled affiliates), and their successors and assigns, are among those engaged in providing competitive Internet-based products and services as of the date hereof:  AT&T Inc.; BitTorrent, Inc.; Bright Cove, Inc.; CBS Interactive Inc. (including CNET); Facebook, Inc.; Flixster, Inc.; Friendfeed Inc.; Google, Inc. (including YouTube); hulu.com; Joost Operations S.A.; LinkedIn Corporation; Microsoft Corporation (including MSN); News Corp. (including MySpace); RealNetworks, Inc.; The Walt Disney Company, Inc.; Time Warner Inc. (including AOL); TiVo Inc.; Verizon Communications, Inc.; XING AG; Xobni Corporation; and Yahoo, Inc.

G.	The creation, development, enhancement, testing, deployment, operation, licensing or sale of software or other technology used in any of the products or services described in A to F above.